Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q4 and Year-End 2022 Results

New York, NY – March 2, 2023 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter and year ended December 31, 2022.

Business Update

Silvercrest finished a volatile fourth quarter and calendar year 2022 with Total Assets under Management (“AUM”) of $28.9 billion and Discretionary AUM of $20.9 billion. Total AUM declined 10.5% during the calendar year 2022. Discretionary AUM, which primarily drives revenue, declined 16.7% during the year 2022. Revenue consequently fell 15.7% and 6.4% for the fourth quarter and full year 2022, respectively, compared with 2021. This decline in revenue significantly affected Adjusted EBITDA1 and Adjusted Diluted Earnings per Share1, 2. Adjusted EBITDA1 declined to $4.4 million and $32.0 million for the fourth quarter and full year 2022, respectively, from 2021. Adjusted Diluted Earnings per Share1, 2 also declined to $0.15 and $1.35 for the fourth quarter and full year 2022, respectively. Our Adjusted EBITDA Margin1 for the fourth quarter and full year 2022 was 15.6% and 26.0%, respectively. While down from the firm’s 33.0% Adjusted EBITDA Margin1 for the year ended 2021, Silvercrest’s Adjusted EBITDA Margin1 remains historically healthy for the company, especially in light of declining markets.

The volatile market conditions of 2022 relaxed during the fourth quarter of 2022, and as a result, 2022 year-end Discretionary AUM increased by $1.5 billion, or 7.7%, over the third quarter to $20.9 billion. Silvercrest also gained $220.0 million in new relationships during the fourth quarter, one of our better new relationship development quarters over the past couple of years.

We have stated that market volatility and uncertainty create long-term opportunities that typically benefit the high-quality of Silvercrest’s capabilities, and Silvercrest’s suite of asset management capabilities have maintained their solid relative performance. Our pipeline of new business opportunities also increased during the quarter. Finally, the firm’s outsourced Chief Investment Officer (“OCIO”) initiative now manages AUM of $1.45 billion.

Silvercrest repurchased approximately 190,000 shares of Class A common stock for approximately $3.5 million during the fourth quarter.

Fourth Quarter 2022 Highlights

•
Total AUM of $28.9 billion, inclusive of discretionary AUM of $20.9 billion and non-discretionary AUM of $8.0 billion at December 31, 2022.
•
Revenue of $28.5 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $3.3 million and $2.1 million, respectively.
•
Basic and diluted net income per share of $0.22.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $4.4 million.
•
Adjusted net income1 of $2.2 million.
•
Adjusted basic and diluted earnings per share1, 2 of $0.16 and $0.15, respectively.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands except as indicated)	2022	2021	2022	2021
Revenue	$28,492	$33,804	$123,217	$131,603
Income before other income (expense), net	$4,121	$9,310	$38,562	$30,521
Net income	$3,281	$8,596	$30,793	$24,946
Net income margin	11.5%	25.4%	25.0%	19.0%
Net income attributable to Silvercrest	$2,057	$5,083	$18,828	$14,693
Net income per basic and diluted share	$0.22	$0.53	$1.92	$1.52
Adjusted EBITDA[1]	$4,436	$13,011	$32,021	$43,441
Adjusted EBITDA Margin[1]	15.6%	38.5%	26.0%	33.0%
Adjusted net income[1]	$2,193	$8,602	$19,682	$28,132
Adjusted basic earnings per share[1,2]	$0.16	$0.59	$1.40	$1.95
Adjusted diluted earnings per share[1,2]	$0.15	$0.58	$1.35	$1.89
Assets under management at period end (billions)	$28.9	$32.3	$28.9	$32.3
Average assets under management (billions)[3]	$28.2	$31.7	$30.6	$30.1
Discretionary assets under management (billions)	$20.9	$25.1	$20.9	$25.1

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and twelve months ended December 31, 2022 are based on the number of shares of Class A common stock and Class B common stock outstanding as of December 31, 2022. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $28.9 Billion

Silvercrest’s discretionary assets under management decreased by $4.2 billion, or 16.7%, to $20.9 billion at December 31, 2022, from $25.1 billion at December 31, 2021. The decrease was attributable to net client outflows of $1.4 billion and market depreciation of $2.8 billion. Silvercrest’s total AUM decreased by $3.4 billion, or 10.5%, to $28.9 billion at December 31, 2022, from $32.3 billion at December 31, 2021. The decrease was attributable to market depreciation of $3.5 billion, partially offset by net client inflows of $0.1 billion.

Silvercrest’s discretionary assets under management increased by $1.5 billion, or 7.7%, to $20.9 billion at December 31, 2022, from $19.4 billion at September 30, 2022. The increase was attributable to net client inflows of $0.1 billion and market appreciation of $1.4 billion. Silvercrest’s total AUM increased by $1.5 billion, or 5.5%, to $28.9 billion at December 31, 2022, from $27.4 billion at September 30, 2022. The increase was attributable to market appreciation of $1.5 billion.

Fourth Quarter 2022 vs. Fourth Quarter 2021

Revenue decreased by $5.3 million, or 15.7%, to $28.5 million for the three months ended December 31, 2022, from $33.8 million for the three months ended December 31, 2021. This decrease was driven by market depreciation and net client outflows in discretionary assets under management.

Total expenses decreased by $0.1 million, or 0.4%, to $24.4 million for the three months ended December 31, 2022, from $24.5 million for the three months ended December 31, 2021. Compensation and benefits expense increased by $1.0 million, or 5.8%, to $18.7 million for the three months ended December 31, 2022, from $17.7 million for the three months ended December 31, 2021. The increase was primarily attributable to an increase in the accrual for bonuses of $0.6 million and an increase in salaries and benefits of $0.3 million primarily as a result of merit-based increases and newly hired staff. General and administrative expenses decreased by $1.1 million, or 16.9%, to $5.7 million for the three months ended December 31, 2022, from $6.8 million for the three months ended December 31, 2021. This was primarily attributable to a decrease in the adjustment to the fair value of contingent consideration related to the acquisition of substantially all of the assets and assumed certain liabilities of Cortina Asset Management, LLC (“Cortina Acquisition”) of $1.9 million, partially offset by an increase in travel and entertainment expenses of $0.3 million due to the easing of restrictions related to the coronavirus pandemic and an increase in professional fees of $0.4 million.

Consolidated net income was $3.3 million or 11.5% of revenue for the three months ended December 31, 2022, as compared to consolidated net income of $8.6 million or 25.4% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $2.1 million, or $0.22 per basic and diluted share for the three months ended December 31, 2022. Our Adjusted Net Income1 was $2.2 million, or $0.16 per adjusted basic share and $0.15 per adjusted diluted share2 for the three months ended December 31, 2022.

Adjusted EBITDA1 was $4.4 million or 15.6% of revenue for the three months ended December 31, 2022, as compared to $13.0 million or 38.5% of revenue for the same period in the prior year.

Year Ended December 31, 2022 vs. Year Ended December 31, 2021

Revenue decreased by $8.4 million, or 6.4%, to $123.2 million for the twelve months ended December 31, 2022, from $131.6 million for the twelve months ended December 31, 2021. This decrease was driven by market depreciation partially offset by net client inflows.

Total expenses decreased by $16.4 million, or 16.3%, to $84.7 million for the twelve months ended December 31, 2022, from $101.1 million for the twelve months ended December 31, 2021. Compensation and benefits expense decreased by $1.0 million, or 1.3%, to $71.6 million for the twelve months ended December 31, 2022, from $72.6 million for the twelve months ended December 31, 2021. The decrease was primarily attributable to a decrease in the accrual for bonuses of $2.3 million and a decrease in equity based compensation expense of $0.3 million due to a decrease in the number of unvested restricted stock units and unvested non-qualified stock options outstanding, partially offset by an increase in salaries and benefits expense of $1.7 million primarily as a result of merit-based increases and newly-hired staff. General and administrative expenses decreased by $15.5 million, or 54.3%, to $13.0 million for the twelve months ended December 31, 2022, from $28.5 million for the twelve months ended December 31, 2021. The decrease was primarily attributable to decreases in the fair value of contingent consideration related to the Cortina Acquisition of $17.5 million, occupancy and related costs of $0.2 million and trade errors of $0.3 million. These decreases were partially offset by increases in professional fees of $0.6 million, portfolio and systems expenses of $0.3 million, travel and entertainment costs of $1.1 million, charitable donations of $0.1 million, office expenses of $0.1 million, training and conference expenses of $0.1 million, telephone and internet costs of $0.1 million and an increase in the fair value of contingent consideration related to the Neosho Acquisition of $0.1 million.

Consolidated net income was $30.8 million or 25.0% of revenue for the twelve months ended December 31, 2022, as compared to consolidated net income of $24.9 million or 19.0% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $18.9 million, or $1.92 per basic and diluted share for the twelve months ended December 31, 2022. Our Adjusted Net Income1 was $19.7 million, or $1.40 per adjusted basic share and $1.35 per adjusted diluted share2 for the twelve months ended December 31, 2022.

Adjusted EBITDA1 was $32.0 million or 26.0% of revenue for the twelve months ended December 31, 2022, as compared to $43.4 million or 33.0% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $77.4 million at December 31, 2022, compared to $85.7 million at December 31, 2021. As of December 31, 2022, there was $6.3 million outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $84.6 million at December 31, 2022. We had 9,559,587 shares of Class A common stock outstanding and 4,545,380 shares of Class B common stock outstanding at December 31, 2022.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.

•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on March 3, 2023, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients from whom we derive a substantial portion of our assets under management; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; and our expectations with respect to deferred tax assets, adverse economic or market conditions, including the continued adverse effects of the coronavirus pandemic; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, which is accessible on the SEC’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Year Ended December 31,
	2022	2021
	(Unaudited)
Revenue
Management and advisory fees	$118,725	$126,976
Performance fees	2	86
Family office services	4,490	4,541
Total revenue	123,217	131,603
Expenses
Compensation and benefits	71,610	72,564
General and administrative	13,045	28,518
Total expenses	84,655	101,082
Income before other (expense) income, net	38,562	30,521
Other (expense) income, net
Other (expense) income, net	260	190
Interest income	24	7
Interest expense	(416)	(383)
Equity income from investments	(31)	1,534
Total other (expense) income, net	(163)	1,348
Income before provision for income taxes	38,399	31,869
Provision for income taxes	(7,606)	(6,923)
Net income	30,793	24,946
Less: net income attributable to non-controlling interests	(11,965)	(10,253)
Net income attributable to Silvercrest	$18,828	$14,693
Net income per share:
Basic	$1.92	$1.52
Diluted	$1.92	$1.52
Weighted average shares outstanding:
Basic	9,792,928	9,673,597
Diluted	9,821,441	9,690,309

Exhibit 2

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the Three Months Ended December 31,
	2022	2021
	(Unaudited)
Revenue
Management and advisory fees	$27,225	$32,542
Family office services	1,267	1,262
Total revenue	28,492	33,804
Expenses
Compensation and benefits	18,709	17,682
General and administrative	5,662	6,812
Total expenses	24,371	24,494
Income before other (expense) income, net	4,121	9,310
Other (expense) income, net
Other (expense) income, net	141	132
Interest income	12	2
Interest expense	(146)	(89)
Unrealized gain/loss	3	—
Equity income from investments	(31)	1,534
Total other (expense) income, net	(21)	1,579
Income before provision for income taxes	4,100	10,889
Provision for income taxes	(819)	(2,293)
Net income	3,281	8,596
Less: net income attributable to non-controlling interests	(1,224)	(3,513)
Net income attributable to Silvercrest	$2,057	$5,083
Net income per share:
Basic	$0.22	$0.53
Diluted	$0.22	$0.53
Weighted average shares outstanding:
Basic	9,603,073	9,709,169
Diluted	9,635,047	9,730,873

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of non-GAAP financial measure:
Net income	$3,281	$8,596	$30,793	$24,946
Provision for income taxes	819	2,293	7,606	6,923
Delaware Franchise Tax	50	50	200	200
Interest expense	146	89	416	383
Interest income	(12)	(2)	(24)	(7)
Depreciation and amortization	979	981	3,883	3,923
Equity-based compensation	360	319	1,149	1,126
Other adjustments (A)	(1,187)	685	(12,002)	5,947
Adjusted EBITDA	$4,436	$13,011	$32,021	$43,441
Adjusted EBITDA Margin	15.6%	38.5%	26.0%	33.0%
(a)
Other adjustments consist of the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Acquisition costs (a)	$5	$16	$37	$363
Severance	—	—	13	10
Other (b)	(1,192)	669	(12,052)	5,574
Total other adjustments	$(1,187)	$685	$(12,002)	$5,947
(a)
For the three months ended December 31, 2022, represents professional fees of $5 related to the acquisition of Cortina. For the twelve months ended December 31, 2022, represents insurance costs of $22 and professional fees of $15 related to the acquisition of Cortina. For the three months ended December 31, 2021, represents insurance costs of $11 and professional fees of $5 related to the acquisition of Cortina. For the year ended December 31, 2021, represents equity-based compensation expense of $300 related to restricted stock unit grants issued to two associates hired as part of the Cortina Acquisition in conjunction with their admission to Silvercrest L.P., insurance costs of $45 and professional fees of $18 related to the acquisition of Cortina.
(b)
For the three months ended December 31, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($838), fair value adjustment to the Neosho contingent purchase price consideration of ($299), a fair value adjustment to the tax receivable agreement of ($109), an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and system implementation costs of $6. For the twelve months ended December 31, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($11,781), a fair value adjustment to the Neosho contingent purchase price consideration of ($299), an adjustment to the fair value of the tax receivable agreement of ($202), an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, expenses related to obtaining a business license of $26, system implementation costs of $6 and expenses related to the Coronavirus pandemic of $6. For the three months ended December 31, 2021, represents a fair value adjustment to the Cortina contingent purchase price consideration of $1,100, an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, a fair value adjustment to the Neosho contingent purchase price consideration of ($365) and an adjustment to the fair value of our tax receivable agreement of ($114). For the year ended December 31, 2021, represents a fair value adjustment to the Cortina contingent purchase price consideration of $5,670, an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, expenses related to the Coronavirus pandemic of $191, partially a fair value adjustment to the Neosho contingent purchase price consideration of ($365) and an adjustment to the fair value of our tax receivable agreement of ($114).

Exhibit 4

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of non-GAAP financial measure:
Net income	$3,281	$8,596	$30,793	$24,946
Consolidated GAAP Provision for income taxes	819	2,293	7,606	6,923
Delaware Franchise Tax	50	50	200	200
Other adjustments (A)	(1,187)	685	(12,002)	5,947
Adjusted earnings before provision for income taxes	2,963	11,624	26,597	38,016
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(770)	(3,022)	(6,915)	(9,884)

Adjusted net income	$2,193	$8,602	$19,682	$28,132

GAAP net income per share (B):
Basic and diluted	$0.22	$0.53	$1.92	$1.52

Adjusted earnings per share/unit (B):
Basic	$0.16	$0.59	$1.40	$1.95
Diluted	$0.15	$0.58	$1.35	$1.89

Shares/units outstanding:
Basic Class A shares outstanding	9,560	9,869	9,560	9,869
Basic Class B shares/units outstanding	4,545	4,594	4,545	4,594
Total basic shares/units outstanding	14,105	14,463	14,105	14,463

Diluted Class A shares outstanding (C)	9,592	9,891	9,592	9,891
Diluted Class B shares/units outstanding (D)	5,011	5,017	5,011	5,017
Total diluted shares/units outstanding	14,603	14,908	14,603	14,908
(A)
See A in Exhibit 2.
(B)
GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)
Includes 31,974 and 21,704 unvested restricted stock units at December 31, 2022 and 2021, respectively.
(D)
Includes 212,927 and 170,854 unvested restricted stock units and 252,904 and 252,904 unvested non-qualified options at December 31, 2022 and 2021.

Exhibit 5

Silvercrest Asset Management Group Inc.

Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$77,432	$85,744
Investments	146	1,588
Receivables, net	9,118	8,850
Due from Silvercrest Funds	577	428
Furniture, equipment and leasehold improvements, net	5,021	5,257
Goodwill	63,675	63,675
Operating lease assets	23,653	26,130
Finance lease assets	342	247
Intangible assets, net	21,349	23,924
Deferred tax asset—tax receivable agreement	6,915	10,797
Prepaid expenses and other assets	4,447	2,678
Total assets	$212,675	$229,318
Liabilities and Equity
Accounts payable and accrued expenses	$1,704	$19,820
Accrued compensation	39,734	41,707
Borrowings under credit facility	6,337	9,025
Operating lease liabilities	29,552	32,371
Finance lease liabilities	344	253
Deferred tax and other liabilities	9,172	9,334
Total liabilities	86,843	112,510
Commitments and Contingencies (Note 10)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 10,068,369 and 9,559,587 issued and outstanding, respectively, as of December 31, 2022; 9,902,184 and 9,869,101 issued and outstanding, respectively, as of December 31, 2021	101	99
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 4,545,380 and 4,593,687 issued and outstanding as of December 31, 2022 and 2021, respectively	44	45
Additional Paid-In Capital	53,982	52,936
Treasury stock, at cost, 508,782 and 33,083 shares as of December 31, 2022 and 2021, respectively	(9,295)	(512)
Retained earnings	39,761	27,782
Total Silvercrest Asset Management Group Inc.’s equity	84,593	80,350
Non-controlling interests	41,239	36,458
Total equity	125,832	116,808
Total liabilities and equity	$212,675	$229,318

Exhibit 6

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended December 31,		% Change from December 31,
	2022	2021	2021
Beginning assets under management	$27.4	$31.0	-11.6%

Gross client inflows	1.0	2.2	-54.5%
Gross client outflows	(1.0)	(1.4)	-28.6%
Net client flows	—	0.8	-100.0%

Market appreciation	1.5	0.5	200.0%
Ending assets under management	$28.9	$32.3	-10.5%

	Year Ended December 31,		% Change from December 31,
	2022	2021	2021
Beginning assets under management	$32.3	$27.8	16.2%

Gross client inflows	6.4	6.2	3.2%
Gross client outflows	(6.3)	(6.0)	5.0%
Net client flows	0.1	0.2	-50.0%

Market (depreciation)/appreciation	(3.5)	4.3	-181.4%
Ending assets under management	$28.9	$32.3	-10.5%

NM = Not Meaningful

Exhibit 7

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change from December 31,
	2022	2021	2021
Beginning assets under management	$19.4	$22.5	-13.8%

Gross client inflows	0.9	2.1	-57.1%
Gross client outflows	(0.8)	(1.2)	-33.3%
Net client flows	0.1	0.9	-88.9%

Market appreciation	1.4	1.7	-17.6%
Ending assets under management	$20.9	$25.1	-16.7%

	Twelve Months Ended December 31,		% Change from December 31,
	2022	2021	2021
Beginning assets under management	$25.1	$20.6	21.8%

Gross client inflows	4.4	5.7	-22.8%
Gross client outflows	(5.8)	(5.5)	5.5%
Net client flows	(1.4)	0.2	-800.0%

Market (depreciation)/appreciation	(2.8)	4.3	-165.1%
Ending assets under management	$20.9	$25.1	-16.7%

Exhibit 8

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change from December 31,
	2022	2021	2021
Beginning assets under management	$8.0	$8.5	-5.9%

Gross client inflows	0.1	0.1	0.0%
Gross client outflows	(0.2)	(0.1)	100.0%
Net client flows	(0.1)	—	100.0%

Market appreciation/(depreciation)	0.1	(1.3)	-107.7%
Ending assets under management	$8.0	$7.2	11.1%

	Twelve Months Ended December 31,		% Change from December 31,
	2022	2021	2021
Beginning assets under management	$7.2	$7.2	0.0%

Gross client inflows	2.0	0.5	300.0%
Gross client outflows	(0.5)	(0.5)	0.0%
Net client flows	1.5	—	100.0%

Market depreciation	(0.7)	—	-100.0%
Ending assets under management	$8.0	$7.2	11.1%

Exhibit 9

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended December 31,
	2022	2021
Total AUM as of September 30,	$27.403	$30.953
Discretionary AUM:
Total Discretionary AUM as of September 30,	$19.395	$22.492
New client accounts/assets (1)	0.220	0.222
Closed accounts (2)	(0.031)	(0.055)
Net cash inflow/(outflow) (3)	(0.199)	0.684
Non-discretionary to Discretionary AUM (4)	0.054	0.002
Market appreciation	1.412	1.728
Change to Discretionary AUM	1.456	2.581
Total Discretionary AUM at December 31,	20.851	25.073
Change to Non-Discretionary AUM (5)	0.046	(1.214)
Total AUM as of December 31,	$28.905	$32.320

	Twelve Months Ended December 31,
	2022	2021
Total AUM as of January 1,	$32.320	$27.819
Discretionary AUM:
Total Discretionary AUM as of January 1,	$25.073	$20.650
New client accounts/assets (1)	0.477	0.508
Closed accounts (2)	(0.070)	(0.429)
Net cash inflow/(outflow) (3)	(1.832)	0.110
Non-discretionary to Discretionary AUM (4)	0.050	(0.006)
Market (depreciation)/appreciation	(2.847)	4.239
Change to Discretionary AUM	(4.222)	4.423
Total Discretionary AUM at December 31,	20.851	25.073
Change to Non-Discretionary AUM (5)	0.807	0.078
Total AUM as of December 31,	$28.905	$32.320

(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 10

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of December 31, 2022

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	-11.6	8.3	9.0	12.0	9.2
Russell 1000 Value Index		-7.5	6.0	6.7	9.1	7.4

Small Cap Value Composite	4/1/02	-10.8	6.2	4.9	9.3	10.1
Russell 2000 Value Index		-14.5	4.7	4.1	8.2	7.5

Smid Cap Value Composite	10/1/05	-14.8	4.4	4.9	9.6	9.1
Russell 2500 Value Index		-13.1	5.2	4.8	8.3	7.2

Multi Cap Value Composite	7/1/02	-17.3	6.0	6.3	9.8	9.3
Russell 3000 Value Index		-8.0	5.9	6.5	9.1	8.0

Equity Income Composite	12/1/03	-7.3	5.4	6.9	10.9	11.0
Russell 3000 Value Index		-8.0	5.9	6.5	9.1	8.1

Focused Value Composite	9/1/04	-18.4	2.5	3.5	7.9	9.3
Russell 3000 Value Index		-8.0	5.9	6.5	9.1	7.8

Small Cap Opportunity Composite	7/1/04	-16.0	6.3	7.7	10.5	10.4
Russell 2000 Index		-20.4	3.1	4.1	7.9	7.5

Small Cap Growth Composite	7/1/04	-25.0	11.4	12.4	14.4	10.6
Russell 2000 Growth Index		-26.4	0.6	3.5	7.1	7.6

Smid Cap Growth Composite	1/1/06	-32.8	10.3	13.5	14.6	10.5
Russell 2500 Growth Index		-26.2	2.9	6.0	9.0	8.7

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.